UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01 Entry into a Material Definitive Agreement
On June 12, 2009, Arizona Public Service Company (“APS”) and other parties to APS’ pending general retail rate case entered into an agreement (the “Settlement Agreement”) detailing the terms upon which the parties have agreed to settle the rate case. The Settlement Agreement is conditioned upon approval of the Arizona Corporation Commission (the “ACC”). The ACC has scheduled an evidentiary hearing on the matter commencing on August 19, 2009. A copy of the Settlement Agreement is attached hereto as Exhibit 99.1.
The Settlement Agreement includes a net retail rate increase of $207.5 million, which represents a base rate increase of $344.7 million less the reclassification of $137.2 million of fuel and purchased power revenues from the existing power supply adjustor (“PSA”) to base rates.
The parties also agreed to a rate case filing plan in which APS is prohibited from filing its next two general rate cases until on or after June 1, 2011 and June 1, 2013, respectively, unless certain extraordinary events occur. Subject to the foregoing, APS may not request its next general retail rate increase to be effective prior to July 1, 2012. In addition, the parties will use good faith efforts to process these subsequent rate cases within twelve months of sufficiency findings from the ACC staff, which generally occur within 30 days after the filing of a rate case.
Other key provisions of the Settlement Agreement include the following:
•	A non-fuel base rate increase in annual pretax revenues of $196.3 million, which would replace the $65.2 million interim base rate surcharge approved by the ACC on December 18, 2008;
•	A net increase in annual pretax revenues of $11.2 million for fuel and purchased power costs reflected in base rates that would not otherwise have been recoverable under the PSA;
•	A base fuel rate of $0.0376 per kWh (compared to the current base fuel rate of $0.0325 per kWh);
•	Revenue accounting treatment for line extension payments received for new or upgraded service from January 1, 2010 through year end 2012 (or until new rates are established in APS’ next general rate case, if that is before the end of 2012), resulting in present estimates of increased revenues of $23 million, $25 million and $49 million, respectively;
•	An authorized return on common equity of 11.0%;
•	A capital structure comprised of 46.2% debt and 53.8% common equity;
•	A commitment from APS to reduce average annual operational expenses by at least $30 million from 2010 through 2014 (an increase of $10 million above the $20 million required reductions for 2009 pursuant to the ACC’s interim rate decision in this matter);

•	Equity infusions into APS of at least $700 million during the period beginning June 1, 2009 through December 31, 2014; and
•	Various modifications to the existing energy efficiency, demand-side management and renewable energy programs that would require APS to, among other things, expand its conservation and demand-side management programs and its use of renewable energy, as well as allow for concurrent recovery of renewable energy expenses and provide for more concurrent recovery of demand-side management costs and incentives.
If the Settlement Agreement is approved by the ACC, APS expects that its provisions, including the new rates, would become effective on or about January 1, 2010.
For additional information regarding the rate case, see “2008 General Retail Rate Case” in Note 5 of the Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended March 31, 2009.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West Capital Corporation APS	Settlement Agreement filed with the ACC on June 12, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: June 15, 2009	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Executive Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: June 15, 2009	By:	/s/ Donald E. Brandt
Donald E. Brandt
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West Capital Corporation APS	Settlement Agreement filed with the ACC on June 12, 2009.

4